UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2021, Post Holdings, Inc. (“Post”) entered into a Transaction Agreement and Plan of Merger (the “Transaction Agreement”) with BellRing Brands, Inc. (“BellRing”), BellRing Distribution, LLC, a wholly-owned subsidiary of Post (“New BellRing”), and BellRing Merger Sub Corporation, a wholly-owned subsidiary of New BellRing (“Merger Sub”).

The transactions to be effected pursuant to the Transaction Agreement relate to Post’s previously announced plan to distribute a significant portion of its interest in BellRing to Post’s shareholders. Pursuant to the Transaction Agreement, Post will contribute its share of BellRing Class B common stock, all of its membership interests of BellRing Brands, LLC (“BellRing LLC”) and cash to New BellRing in exchange for all of the then-outstanding equity of New BellRing and New BellRing indebtedness (the “Separation”). New BellRing will convert into a Delaware corporation, and Post will then distribute at least 80.1% of its shares of New BellRing common stock to Post shareholders in a pro-rata distribution, an exchange offer or a combination of both, depending on market conditions. Upon completion of the distribution of New BellRing common stock to Post shareholders (the “Distribution”), Merger Sub will merge with and into BellRing (the “Merger”), with BellRing as the surviving corporation and a wholly-owned subsidiary of New BellRing. Pursuant to the Merger, each outstanding share of BellRing Class A common stock will be converted into one share of New BellRing common stock plus a to-be-determined amount of cash per share. The exact cash consideration will be determined in accordance with the Transaction Agreement based upon several factors, including the amount of New BellRing indebtedness to be issued. Immediately following the Distribution and Merger, it is expected that Post will own no more than 14.2% of the New BellRing common stock and the Post shareholders will own at least 57.0% of the New BellRing common stock. Legacy BellRing Class A common stockholders will own approximately 28.8% of the New BellRing common stock, maintaining their current effective ownership interest in the BellRing business. After giving effect to the Distribution and the Merger, New BellRing’s pro forma net leverage ratio will not exceed 4.0x upon incurrence of the debt.

Following the Distribution and the Merger, New BellRing will be the new public parent company of BellRing. It is anticipated that, immediately following the Merger, New BellRing will change its name to “BellRing Brands, Inc.” and its shares will be traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BRBR”.

The Board of Directors of BellRing, based on the recommendation of a special committee of the Board of Directors of BellRing consisting only of independent and disinterested members of the Board of Directors of BellRing, has (i) determined that the transactions contemplated by the Transaction Agreement are in the best interests of BellRing and its stockholders (other than Post, New BellRing or any of their respective affiliates), (ii) approved and declared advisable the execution, delivery and performance of the Transaction Agreement and the consummation of the transactions contemplated therein and (iii) recommended that the Board of Directors of BellRing submit the Transaction Agreement to a vote of the holders of shares of BellRing common stock and recommend approval of the Transaction Agreement by the holders of shares of BellRing common stock.

The Transaction Agreement contains customary representations and warranties made by each of Post, New BellRing and BellRing. Post, New BellRing and BellRing also have agreed to various covenants in the Transaction Agreement, including, among other things, covenants (i) not to take certain actions prior to the closing of the transactions without the prior consent of the other parties and (ii) not to take certain actions that would reasonably be expected to cause the transactions not to be treated as a tax-free transaction.

The consummation of the Merger is subject to the condition that the Transaction Agreement be adopted by the affirmative vote of the holders of (a) a majority in voting power of the then-outstanding shares of common stock of BellRing and (b) a majority in voting power of the then-outstanding shares that are not owned, directly or indirectly, by Post, New BellRing or any of their respective affiliates. In addition, the consummation of the Merger is subject to certain other customary closing conditions, including (i) completion of the Separation, (ii) completion of the Distribution, (iii) the absence of any law or order from any court or governmental authority restraining, enjoining or prohibiting the transactions contemplated by the Transaction Agreement, (iv) receipt of opinions with respect to the intended tax treatment of the Merger, (v) the applicable registration statements of New BellRing having become effective under the Securities Act of 1933, as amended (the “Securities Act”) and (vi) the shares of New BellRing common stock to be distributed in the Distribution and issued in the Merger having been approved for listing on the NYSE.

The Merger Agreement contains certain customary termination rights for Post, New BellRing and BellRing, including, among others, (a) in the event that the transactions contemplated by the Transaction Agreement are not consummated on or before July 26, 2022, (b) if the BellRing stockholders do not approve the Transaction Agreement at a duly convened meeting of the BellRing stockholders held for such purpose, or (c) if any of Post, New BellRing or BellRing has breached its respective representations, warranties, covenants or agreements such that the related closing condition would not be satisfied (subject to a customary cure period).

The Transaction Agreement also contemplates that Post and New BellRing will enter into certain customary ancillary agreements in connection with the consummation of the Merger.

Completion of the transactions is anticipated to occur in the first calendar quarter of 2022, although there can be no assurance that the transactions will occur within the expected timeframe or at all.

The foregoing summary descriptions of the Transaction Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Transaction Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Transaction Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 8.01.	Other Events.

On October 27, 2021, Post and BellRing issued a joint press release announcing their entry into the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Information

Certain matters discussed in this filing are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the proposed transaction between Post and BellRing, including any future financial and operating results, Post’s, BellRing’s and New BellRing’s plans, objectives, expectations and intentions, the expected debt level of New BellRing and the expected timing of the completion of the proposed transaction. There is no assurance that the proposed transaction will be completed as anticipated or at all, and there are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that prevent, delay or negatively impact the proposed transaction, the rapidly changing situation related to the COVID-19 pandemic and other risks and uncertainties described in Post’s and BellRing’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent Post’s judgment as of the date of this filing. Post disclaims, however, any intent or obligation to update these forward-looking statements. All forward-looking statements in this filing are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find it

This filing does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed transaction, New BellRing and BellRing intend to file relevant materials with the SEC, including a proxy statement of BellRing, a prospectus of New BellRing and any other applicable registration statement to be filed in connection with the Separation. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, Post’s website, www.postholdings.com, or BellRing’s website, www.bellring.com.

The transaction and distribution of this filing may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in the Solicitation

Post, BellRing, New BellRing and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, will be set forth in the BellRing proxy statement when filed with the SEC. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 7, 2020. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on January 20, 2021. Free copies of these documents may be obtained as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement and Plan of Merger, dated as of October 26, 2021, by and among Post, BellRing, New BellRing and Merger Sub.*

99.1	Joint press release dated October 27, 2021.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Post agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary